CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 4, 2011, with respect to the financial statements of American Realty Capital – Retail Centers of America, Inc. (a Maryland Corporation in the Developmental Stage) contained in this Pre-effective Amendment No. 4 to this Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Pre-effective Amendment No. 4 to this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 15, 2011